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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of CEM Corporation on Form S-8 (File Numbers 33-11952, 33-25739, 33-53694, 33-75366, 33-75368, 33-80136 and 33-87676) of our report dated July 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of CEM Corporation as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Charlotte, North Carolina
September 24, 1997